AMENDMENT TO THE
LISTED FUNDS TRUST CUSTODY AGREEMENT

THIS AMENDMENT to the Custody Agreement, dated as of April 9, 2019 (the “Agreement”), is entered into by and between LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”), and is effective as of the last date on the signature block.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the RiverNorth Volition America Patriot ETF.

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend Exhibit 7 of the Agreement as follows:

The RiverNorth Volition America Patriot ETF is hereby added to Exhibit 7 attached hereto.

This amendment will become effective upon the commencement of operations of the RiverNorth Volition America Patriot ETF. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written below.

LISTED FUNDS TRUST	U.S. BANK N.A.

By: /s/ Gregory C. Bakken	By: /s/ Anita Zagrodnik

Name: Gregory C. Bakken	Name: Anita Zagrodnik

Title: President	Title: Senior Vice President

Date: 12/15/2021	Date: 12/16/2021

EXHIBIT 7

to the Listed Funds Trust Custody Agreement

List of Funds and Fee Schedule at December 2021

Name of Series
TrueMark AI & Deep Learning ETF
TrueMark ESG Active Opportunities ETF
TrueShares Low Volatility Equity Income ETF
RiverNorth Volition America Patriot ETF

Base Fee for Custody Services

The following reflects the greater of the basis point fee or annual minimum1 where TrueMark Investments, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the Listed Funds Trust.

Annual Minimum per Fund2 Basis Points on Trust AUM2
Funds 1-5 $____ First $1,0 billion ____bp
Funds 6+ $____ Balance ____ bp

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial three year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2010 and terminated the relationship on June 30, 2021, Adviser would owe U.S. Bank up to 50% of $_____ ($_____ admin/acct/ta + $_____ Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly

EXHIBIT 7 (continued) to the Listed Funds Trust Custody Agreement

Custody Services in addition to the Base Fee

Portfolio Transaction Fees2
•$____ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$____ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$____ – Option/SWAPS/future contract written, exercised or expired
•$____ – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$____ – Physical security transaction
•$____ – Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$____ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Services – $____ filing fee per class action per account, plus ____% of gross proceeds, up to a maximum per recovery not to exceed $____.
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus ____%, unless a line of credit is in place

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

EXHIBIT 7 (continued) to the Listed Funds Trust Custody Agreement

Additional Global Sub-Custodial Services Annual Fee Schedule

Base Fee

A monthly base fee per fund will apply based when foreign securities held. If foreign securities are held within a given month, the monthly base charge will not apply for that month.

•$_____
•Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
•For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Plus:

Global Custody Transaction Fees1

Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)

•A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.

Global Safekeeping and Transaction Fees

(See schedule below)

Tax Reclamation Services

Miscellaneous Expenses

•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

EXHIBIT 7 (continued) to the Listed Funds Trust Custody Agreement

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia			Hungary			Poland
Argentina			Iceland			Portugal
Austria			India			Qatar
Bahrain			Indonesia			Romania
Bangladesh			Ireland			Russia
Belgium			Israel			Serbia
Bermuda			Italy			Singapore
Botswana			Japan			Slovakia
Brazil			Jordan			Slovenia
Bulgaria			Kenya			South Africa
Canada			Kuwait			South Korea
Chile			Latvia			Spain
China Connect			Lithuania			Sri Lanka
China (B Shares)			Luxembourg			Eswatini
Colombia			Malaysia			Sweden
Costa Rica			Malta			Switzerland
Croatia			Mauritius			Taiwan
Cyprus			Mexico			Thailand
Czech Republic			Morocco			Tunisia
Denmark			Namibia			Turkey
Egypt			Netherlands			UAE
Estonia			New Zealand			Uganda
Euroclear (Eurobonds)			Nigeria			Ukraine
Euroclear (Non-Eurobonds)			Norway			United Kingdom
Finland			Oman			Uruguay
France			Pakistan			Vietnam
Germany			Panama			West African Economic Monetary Union (WAEMU)*
Ghana			Peru			Zambia
Greece			Philippines			Zimbabwe
Hong Kong			Saudi Arabia

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.